UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2022

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 St. Emanuel Street, Mobile, Alabama 36602

(Address of Principal Executive Offices, including Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CPSI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 2, 2022, Computer Programs and Systems, Inc. (the “Company”) entered into a First Amendment (the “First Amendment”) to the Amended and Restated Credit Agreement, dated as of June 16, 2020, by and among the Company, certain subsidiaries of the Company, as guarantors (collectively, the “Subsidiary Guarantors”), Regions Bank, as administrative agent and collateral agent (the “Agent”), and various other lenders from time to time, which modified certain terms of the Company’s existing credit agreement, including the following amendments:

1.

The maximum borrowing capacity under the revolving credit facility increased from $110 million to $160 million. The outstanding principal balance of the term loan facility decreased from $75 million to $70 million, and the lenders provided an additional $1.6 million advance under the term loan.

2.	The interest rate provisions reflect the transition from LIBOR to SOFR as the new benchmark interest rate for each loan.

3.

The collateral required to be delivered by the Company and its Subsidiary Guarantors no longer includes mortgages and related documents granting the lenders a security interest in the subject real property interests.

4.

The term “Consolidated EBITDA” was changed to remove the required treatment of capitalized software development costs as expenses for purposes of compliance with the credit facility in order to align the term’s definition with more conventional measures of EBITDA, including the Company’s publicly-disclosed Adjusted EBITDA. Consequently, capitalized software development costs are now treated in a manner similar to capital expenditures for purposes of calculating the “Consolidated Fixed Charge Coverage Ratio.”

5.

The limitation on “Qualified Cash” to be held by the Company and Subsidiary Guarantors which may count toward reducing the “Consolidated Net Leverage Ratio” covenant was increased from $10 million to $20 million in the aggregate.

6.

The “Consolidated Net Leverage Ratio” covenant was increased from 3.50:1.00 to 3.75:1.00 for each fiscal quarter ending June 30, 2022 through and including March 31, 2023. In connection with any acquisition by the Company exceeding $25 million, the Company may elect to increase the maximum permitted Consolidated Net Leverage Ratio for the fiscal quarter in which the acquisition occurs and each of the following three fiscal quarters by 0.50:1.00 above the otherwise permitted maximum.

7.	The maturity date for both the revolving credit and term loan facilities changed from June 16, 2025, to May 2, 2027.

8.

The maximum amount of all incremental facilities was increased from $50 million to $75 million, unless the pro forma “Consolidated Net Leverage Ratio” is less than 2.50:1.00, in which case there is no longer a limit on such incremental facilities.

9.	The principal amortization payments of the term loan facility due between June 30, 2022 and March 31, 2027 decreased, such that all of these payments are now equal.

10.	The requirement that the Company prepay principal with excess cash flow generated during the prior fiscal year was eliminated.

The Company’s obligations under the credit agreement continue to be secured pursuant to the Amended and Restated Pledge and Security Agreement, dated as of June 16, 2020, by and among the parties identified as Obligors therein and Regions Bank, as collateral agent, on a first priority basis by a security interest in substantially all of the tangible and intangible personal assets (subject to certain exceptions) of the Company and the Subsidiary

Guarantors, including certain registered intellectual property and the capital stock of certain of the Company’s direct and indirect subsidiaries. The Company’s obligations under the credit agreement also continue to be guaranteed by the Subsidiary Guarantors.

All other material terms of the existing credit agreement remain the same and are described in more detail in the Current Reports on Forms 8-K and 8-K/A previously filed on January 8, 2016, December 23, 2016, October 17, 2017, November 1, 2017, February 14, 2018 and June 18, 2020. The First Amendment provides for other changes to the Company’s existing credit agreement that are not material to that agreement or the Company.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

A copy of the First Amendment has been included as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the First Amendment were made only for purposes of such agreement and as of the specific date of such agreement; were made solely for the benefit of the parties to such agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by information in confidential disclosure schedules that modify, qualify or create exceptions to the representations and warranties set forth in such agreement; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to such agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the First Amendment, which subsequent information may or may not be fully reflected the Company’s public disclosures.

The joint lead arrangers and joint book managers, the administrative agent and collateral agent, certain lenders under the First Amendment and their respective affiliates are full service financial institutions and have in the past provided, and may in the future provide, certain other commercial banking, financial advisory and investment banking and other services for the Company and its affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above regarding the First Amendment is hereby incorporated by reference into this Item 2.03. Amounts outstanding under the Company’s credit facilities immediately before and after the execution of the First Amendment were as follows, with amounts outstanding after execution inclusive of fees and accrued interest (dollars in millions and rounded to the nearest million):

	Outstanding Amounts Before Execution	Outstanding Amounts After Execution
Term loan facility	$68	$70
Revolving credit facility	$74	$74
Total	$142	$144

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	First Amendment, dated as of May 2, 2022, to the Amended and Restated Credit Agreement, dated as of June 16, 2020, by and among Computer Programs and Systems, Inc., certain of its subsidiaries, as guarantors, certain lenders named therein, and Regions Bank, as administrative agent and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: May 3, 2022	By:	/s/ J. Boyd Douglas
J. Boyd Douglas
President and Chief Executive Officer

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